                                                                   EXHIBIT 10.37

                                PROMISSORY NOTE

$28,530.00                                                   Due Date: On Demand

On Demand by Fred S. Klipsch, Hospital Affiliates Development Corporation, an Indiana Corporation, ("HADC") promise(s) to pay to the order of Fred S. Klipsch the sum of Twenty-eight Thousand Five Hundred Thirty Dollars ($28,530) at 8900 Keystone Crossing, Suite 1200, Indianapolis, Indiana 46240 or at such other places as the holder hereof may direct in writing, with interest thereon at the rate of Nine per centum (9%) per annum from the date of this instrument until maturity, and Eleven per centum (11%) per annum starting 30 days after demand is made until paid, with attorneys' fees and costs of collection, and without relief from valuation and appraisement laws. Interest shall be payable on the first day of December, March, June and September until repaid in full.

This Note may be prepaid, in all or in part, at any time by the Maker without penalty. All payments shall first be applied to interest, and then against the principal balance outstanding.

The Maker(s) and endorser(s) jointly and severally waive demand, presentment, protest, notice of protest and notice of nonpayment or dishonor of this Note, and each of them consents to extensions of the time of payment of this Note.

No delay or omission on the part of the Holder hereof in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Holder hereof of any right or remedy shall preclude other or further exercise thereof or of any other right or remedy.

In consideration of the advancement of funds in the amount of Twenty-eight Thousand Five Hundred Thirty Dollars ($28,530) to HADC, an Indiana corporation, the receipt of which is hereby acknowledged, this Promissory Note is executed on behalf of the Corporation by its President, and the President is authorized to enter into this agreement on behalf of and to bind the Corporation.

SIGNED AND DELIVERED as of the 1st day of May, 1999.

                                HOSPITAL AFFILIATES DEVELOPMENT CORPORATION

                                By: /s/ O.B. McCoin
                                   ---------------------------------------------
                                         O.B. McCoin, President